Exhibit 10.3

May 5, 2011

Behringer Advisors, LLC

15601 Dallas Parkway, Suite 600

Addison, Texas  75001

Re:                               Second Quarter 2011 Asset Management Fees

Ladies and Gentlemen:

Reference is made to that certain Fifth Amended and Restated Advisory Agreement, dated as of December 29, 2006, as amended (the “Advisory Agreement”), by and between Behringer Harvard REIT I, Inc., a Maryland corporation (the “Company”), and Behringer Advisors, LLC, a Texas limited liability company (the “Advisor”).  Capitalized terms used herein but not defined herein shall have the meanings set forth in the Advisory Agreement.

In consideration of the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Advisor hereby agree as follows:

1.                                       Second Quarter 2011 Asset Management Fees.  Notwithstanding anything to the contrary contained in the Advisory Agreement, the Advisor, on behalf of itself and its Affiliates, and its and their respective successors and assigns, hereby sets the Company’s obligation to pay the Asset Management Fee to the Advisor at $5,000,000 for the second quarter of 2011.  In doing so, the Advisor waives the Company’s obligation to pay approximately $1.7 million in additional asset management fees that would otherwise become due and payable during the quarter (based on assets held as of April 1, 2011).  The parties acknowledge that the amount waived (and all prior amounts waived) shall be included in amounts for which the Advisor will receive credit in respect of any overpayment to the Advisor under Section 3.05 of the Advisory Agreement.

2.                                       Ratification; Effect on Advisory Agreement.

(a)                                  Ratification.  The Advisory Agreement, as amended by this letter agreement, shall remain in full force and effect and is hereby ratified and confirmed in all respects.

(b)                                 Effect on the Advisory Agreement.  On and after the date hereof, each reference in the Advisory Agreement to “this Agreement,” “herein,” “hereof,” “hereunder,” or words of similar import shall mean and be a reference to the Advisory Agreement as amended hereby.

3.                                       Miscellaneous.

(a)                                  Governing Law; Venue.  This letter agreement and the legal relations between the parties hereto shall be construed and interpreted in accordance with the internal laws of the State of Texas without giving effect to its conflicts of law principles, and venue for any action brought with respect to any claims arising out of this letter agreement shall be brought exclusively in Dallas County, Texas.

(b)                                 Modification.  This letter agreement shall not be changed, modified, or amended, in whole or in part, except by an instrument in writing signed by both parties hereto, or their respective successors or assignees.

(c)                                  Headings.  The titles and headings of the sections and subsections contained in this letter agreement are for convenience only, and they neither form a part of this letter agreement nor are they to be used in the construction or interpretation hereof.

(d)                                 Severability.  The provisions of this letter agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

(e)                                  Counterparts.  This letter agreement may be executed in multiple counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.  This letter agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.  This letter agreement, to the extent signed and delivered by means of electronic mail or a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were an original signed version thereof delivered in person.  No party hereto shall raise the use of electronic mail or a facsimile machine to deliver a signature or the fact that any signature was transmitted or communicated through the use of electronic mail or a facsimile machine as a defense to the formation or enforceability of a contract and each party hereto forever waives any such defense.

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If the foregoing meets with your approval, please indicate your acceptance of this letter agreement by countersigning a copy of this letter agreement in the space indicated below.

Very truly yours,

BEHRINGER HARVARD REIT I, INC.

By:	/s/ Robert S. Aisner
Name:	Robert S. Aisner
Its:	Chief Executive Officer and President

Acknowledged and agreed, as of

the date first written above:

BEHRINGER ADVISORS, LLC

By:	Harvard Property Trust, LLC,
its Manager

	By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President —
Corporate Development & Legal